                                                                     Exhibit 3.4

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                          RELIANCE GROUP HOLDINGS, INC.

                          ADOPTED ON NOVEMBER 18, 1998


                                    ARTICLE I

                                     Offices

   1. Registered Office. The registered office of the Corporation in Delaware shall be at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company.

   2. Other Offices. The Corporation may also have an office or offices at such other place or places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.


                                   ARTICLE II

                             Stockholders' Meetings

   1. Annual Meetings. The annual meeting of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on the second Thursday of May in each year (or if such day be a legal holiday, then on the next succeeding day not a legal holiday) at 10:00 o'clock a.m., or at such other time and date as shall be fixed from time to time by resolution of the Board of Directors and as set forth in the notice of the meeting. Such annual meeting of stockholders shall be held at such place, within or without the State of Delaware, as may be fixed by the Board of Directors.

   2. Special Meetings. Special meetings of the stockholders shall be held at such place within or without the State of Delaware as may be designated in the notice of said meeting, upon call of the Board of Directors, the Chairman of the Board, the President or the Secretary but not by any other person.

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   3. Notice of Meetings. The Secretary or any Assistant Secretary shall cause notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, at least ten (10) but not more than sixty (60) days prior to the meeting, to each stockholder of record entitled to vote at his post office address as the same appears on the books of the Corporation at the time of such mailing. Notice of any meeting of stockholders need not be given to any stockholder who shall sign a waiver of such notice in writing, whether before or after the time of such meeting, or to any stockholder who shall attend such meeting in person or by proxy. Notice of any adjourned meeting of the stockholders of the Corporation need not be given, except as otherwise required by statute.

   4. Nature of Business at Annual Meetings of Stockholders. No business may be transacted at an annual meeting of the stockholders of the Corporation, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice provided for in this paragraph 4 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this paragraph 4.

         In addition to any other applicable requirements (including that the business proposed to be brought before the annual meeting of the stockholders of the Corporation be a proper matter for stockholder action), for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

         To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

         To be proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual


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meeting of the stockholders of the Corporation (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and any beneficial owner on whose behalf the proposal is being made, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and any beneficial owner on whose behalf the proposal is being made, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including beneficial owners and, in all cases, the names of such other person or persons) in connection with the proposal of such business by such stockholder and any material interest of such stockholder or such other person or persons in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         No business shall be conducted at the annual meeting of stockholders of the Corporation except business brought before the annual meeting in accordance with the procedures set forth in this paragraph 4; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this paragraph 4 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting of the stockholders of the Corporation determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         The provisions of this paragraph 4 shall first be effective with respect to the Corporation's Annual Meeting of Stockholders to be held in the year 2000.

   5. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this paragraph 5 shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock, if any, of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders of the Corporation, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation
(i) who is a stockholder of record on the date of the giving of the notice provided for in this paragraph 5 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this paragraph 5.


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

         In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

         To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation
(a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days' prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty
(30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which the notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first. In no event shall the public announcement of the adjournment of a meeting commence a new time period for the giving of a stockholder's notice as described above.

         To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the "Exchange Act") and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or person (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each


                                       4
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proposed nominee to being named as a nominee and to serve as a director if elected.

         No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph 5. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

         The provisions of this paragraph 5 shall first be effective with respect to the Corporation's Annual Meeting of Stockholders to be held in the year 2000.

   6. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof and (v) limitations on the allotted questions or comments by participants. Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

   7. Quorum. A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of stock of the Corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by statute or the Certificate of Incorporation. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

   8. Absence of Quorum. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.



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   9. Voting in General. Except as otherwise provided in these By-Laws, the
Certificate of Incorporation or in the laws of the State of Delaware, at every meeting of the stockholders, each stockholder of record of the Corporation shall have one vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of the Corporation. Any vote on shares of stock of the Corporation may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder, or by his attorney thereunto authorized, and delivered to the secretary of the meeting. Except as otherwise required by the laws of the State of Delaware, by the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the stockholders shall be decided by a plurality vote of the stockholders of the Corporation present in person or by proxy at such meeting and entitled to vote thereat, a quorum being present.

   10. Consent of Stockholders in Lieu of Meeting. To the fullest extent permitted by law, whenever any action is required or permitted to be taken at a meeting of stockholders, by law, by the Certificate of Incorporation or by these By-Laws, such action may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.


                                   ARTICLE III

                                    Directors

   1. General Powers The property, affairs and business of the Corporation shall be managed by or under the direction of its Board of Directors, which shall consist of not less than one (1) nor more than twenty (20) persons. The exact number of directors within the maximum and minimum limitations specified shall be fixed from time to time by resolution of the Board of Directors or by the stockholders.

   2. Term of Office. Each director (whether elected at an annual meeting, or to fill a vacancy or newly created directorship or otherwise) shall hold office until his successor shall be elected and shall qualify or until his earlier resignation or removal.

   3. Meetings. Meetings of the Board of Directors shall be held at such place within or outside of the State of Delaware as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and


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special meetings may be held at any time upon the call of the Chairman of the
Board or President or a majority of the directors by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than one day before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders. Notice need not be given of regular meetings of the Board of Directors. Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

   4. Quorum. One-third of the members of the Board of Directors then acting shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

   5. Vacancies. In case one or more vacancies shall occur in the Board of Directors by reason of death, resignation, increase in the number of directors or otherwise except in so far as otherwise provided in these By-Laws, the remaining directors, although less than a quorum, may, by a majority vote, elect a successor or successors for the unexpired term or terms.

   6. Removal from Office. Any or all of the directors may by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors be removed from office, either with or without cause.

   7. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or of the committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

   8. Regulations; Manner of Acting. To the extent consistent with law, the Certificate of Incorporation and these By-Laws, the Board of Directors and any committee thereof may adopt such rules and regulations for the conduct of meetings of the Board or such committee and for the management of the property, affairs and business of the Corporation as the Board may deem appropriate. Members of the Board of Directors and any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting for all purposes of these By-Laws.

   9. Compensation. Directors may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance for attendance at regular or special meetings of the Board of Directors; provided that nothing herein contained


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shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees, and others who attend pursuant to direction, may, by vote of the Board of Directors, be allowed a like fixed sum and expenses of attendance for attending committee meetings. The Chairman of each committee, may, by vote of the Board of Directors, be allowed an additional fixed sum for acting as such.

   10. Executive Committee. The Board of Directors shall appoint an Executive Committee consisting of one or more members of the Board of Directors, who shall serve at the pleasure of the Board of Directors. The Board of Directors may appoint one of the members of the Executive Committee to act as Chairman of the Executive Committee. The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except that to the extent prohibited by the laws of the State of Delaware, the Executive Committee shall not have the power or authority to approve, adopt or recommend to the stockholders of this Corporation, any action or matter expressly required by the laws of the State of Delaware to be submitted to stockholders for approval or to adopt, amend or repeal any bylaw of the Corporation.

   11. Finance Committee. The Board of Directors shall appoint a Finance Committee consisting of one or more members of the Board of Directors, who shall serve at the pleasure of the Board of Directors. The Board of Directors may appoint one of the members of the Finance Committee to act as Chairman of the Finance Committee. The Finance Committee shall have and may exercise, all powers of the Board of Directors with respect to all financings by the Corporation and its subsidiaries for whatever purpose (including without limitation, for operations, acquisitions and/or sales). The financings approved by the Finance Committee may be effected through borrowings, financing leases, issues of notes, bonds, debentures, mortgages, guarantees (including without limitation, guarantees and indemnifications required by purchasers in connection with sales of assets), common and preferred stock, warrants, options, rights, other convertible or non-convertible securities or otherwise and, may be, at the discretion of the Committee, secured by the assets of the Corporation and/or its subsidiaries. The Finance Committee may authorize the seal of the Corporation to be affixed to all papers which may require it.

   12. Nominating Committee. The Board of Directors shall appoint a Nominating Committee consisting of one or more members of the Board of Directors, who shall serve at the pleasure of the Board of Directors. The Board of Directors may appoint one of the members of the Nominating Committee to act as Chairman of the Nominating Committee. The Nominating Committee shall recommend to the Board of Directors candidates for election to the Board of Directors. The Nominating Committee shall consider candidates recommended


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for nomination at an annual meeting of stockholders by holders of the
Corporation's common stock who are stockholders of record on the date of the giving of notice provided in this paragraph 12; provided that such recommendations are received by the Corporation no less than ninety (90) and no more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders and; provided further that such recommendation is delivered together with a resume of the experience and qualifications of the proposed nominee and a written statement from such nominee consenting to be nominated and to serve, if elected.

   13. Regular Compensation Committee. The Board of Directors shall appoint a Regular Compensation Committee consisting of one or more members of the Board of Directors, who shall serve at the pleasure of the Board of Directors. The Board of Directors may appoint one of the members of the Regular Compensation Committee to act as Chairman of the Regular Compensation Committee. The Regular Compensation Committee shall have and may exercise the authority to evaluate the performance and approve the compensation of all principal executive officers of the Corporation who are not directors.

   14. Special Compensation Committee. The Board of Directors shall appoint a Special Compensation Committee consisting of one or more members of the Board of Directors, who shall serve at the pleasure of the Board of Directors. The Board of Directors may appoint one of the members of the Special Compensation Committee to act as Chairman of the Special Compensation Committee. The Special Compensation Committee shall have and may exercise the authority to (a) evaluate performance and approve compensation of officers of the Corporation who are also directors of the Corporation and of the principal executive officers of the Corporation's insurance operations, (b) approve transactions which would be required to be disclosed to stockholders of the Corporation under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1933, as amended, (c) administer such bonus, stock option, stock purchase, compensation and other similar plans as the Board of Directors may from time to time approve and to which plans the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, apply.

   15. Audit Committee. The Board of Directors shall appoint an Audit Committee consisting of one or more members of the Board of Directors (provided that for so long as the Corporation has common stock listed on the New York Stock Exchange, the members of the Audit Committee shall be directors who meet the New York Stock Exchange's requirements for independence), who shall serve at the pleasure of the Board of Directors. The Board of Directors may appoint one of the members of the Audit Committee to act as Chairman of the Audit Committee. The Audit Committee shall have and may exercise the authority to (i) nominate the


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Corporation's auditors for approval of the stockholders of the Corporation if it deems such approval necessary or appropriate, (ii) review the results of the annual audits performed by the Corporation's auditors, (iii) review the adequacy of internal accounting and financial reporting controls, (iv) review the internal audit function, (v) review new developments that may have an effect on the Corporation's financial reports, and (vi) review any potential conflicts of interest and business ethics questions which arise with respect to the Corporation.

   16. Other Committees; Elimination of Committees. The Board of Directors, in its discretion, may appoint one or more committees (in addition to the Committees described above), each consisting of one or more members of the Board of Directors. The Board of Directors may appoint one of the members of any such committee to be the Chairman of that Committee. Each such committee shall have such powers and duties as may be provided by resolution or resolutions of the Board of Directors. The Board of Directors may also change the authority or size of, or eliminate entirely, any of the Committees described in these By-Laws or created hereafter.

   17. Quorum; Manner of Acting, etc. Each Committee shall have quorum requirements which are no more restrictive than those of the Board of Directors and shall in all other respects act in the manner and following the procedures established for the Board of Directors.


                                   ARTICLE IV

                                    Officers

   1. General. Subject to the last sentence hereof, the officers of the Corporation shall be appointed by the Board of Directors and shall be a Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Vice Presidents (one or more of which may be designated Senior Vice Presidents by the Board of Directors), a Secretary and a Treasurer. From time to time the Board of Directors may appoint such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. Any number of offices may be held by the same person. The Chairman of the Board and the President shall be chosen from among the Directors. Notwithstanding the authority granted to the Board in this paragraph 1, the Chairman of the Board and the President, acting singly or together, may appoint one or more Vice Presidents (but may not designate any such Vice Presidents as Senior Vice Presidents), Assistant Secretaries and Assistant Treasurers.

   2. Term. All officers shall hold their offices until their respective successors are elected and qualify, or until their earlier resignation or removal. Any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office or by the Chairman of the Board or the President, if such officer holds an office to which he could have been appointed by the Chairman of the Board or the


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President under these By-Laws. Any officer may resign at any time upon written notice to the Corporation.

   3. Power to Vote and Sell Securities Owned by the Corporation. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President, any Executive Vice President or the Senior Vice President and Chief Investment Officer, acting singly or together, shall have full power and authority on behalf of the Corporation (a) to attend, to act and to vote at any meetings of security holders of the corporations in which the Corporation may hold securities, and at any such meetings shall possess and may exercise any and all the rights and powers incident to the ownership of such securities, and which, as the owner thereof, the Corporation might have possessed and exercised, if present and (b) to sell any securities of corporations owned by the Corporation (as long as the value of such securities does not constitute all or substantially all of the assets of the Corporation). The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.


                                    ARTICLE V

                               Duties of Officers

   1. Chairman of the Board. The Chairman of the Board shall preside at meetings of the stockholders and of the Board of Directors. He shall sign (unless the President, an Executive Vice President or a Vice President shall have signed) certificates representing the stock of the Corporation authorized for issuance by the Board of Directors or the Executive Committee. He shall have such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the Executive Committee.

   2. Vice Chairman. The Vice Chairman, if the Board of Directors shall elect one, shall perform and carry out such executive functions as may be assigned him from time to time by the Chairman of the Board, the Board of Directors or the Executive Committee.

   3. President. The President shall be the Chief Executive Officer of the Corporation and shall have general charge and control of all the property, business and affairs of the Corporation and, subject to the supervision of the Board of Directors, he shall have general supervision over the Corporation's officers, employees and agents. He shall have all powers and perform all duties incident to the office of a chief executive officer of a corporation and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the Executive Committee. He may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation in the ordinary course of the Corporation's business.


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

The President shall, in the absence of the Chairman of the Board, preside at meetings of the stockholders and of the Board of Directors.

   4. Chief of Corporate Operations. The Chief of Corporate Operations shall have operational authority over such departments, divisions and operations of the Corporation and its subsidiaries as are given to him by these By-Laws or as from time to time may be assigned to him by the Chief Executive Officer of the Corporation, the Board of Directors or the Executive Committee.

   5. Executive Vice President. Each Executive Vice President shall perform and carry out such executive functions as may be assigned him from time to time by the Chairman of the Board, the President, the Board of Directors or the Executive Committee. At the request or absence or disability of the Chairman of the Board and the President, the most senior Executive Vice President shall perform and carry out the functions and duties of those officers.

   6. Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned to him by the Chairman of the Board, the President, an Executive Vice President, the Board of Directors or the Executive Committee. At the request or in the absence or disability of the Chairman of the Board, the President and the Executive Vice Presidents, the senior of the Senior Vice Presidents (or if none shall have been designated, the senior of the Vice Presidents present and able to act or such other Vice President as may be designated by the Board of Directors) may perform all the duties of such officers and, when so acting, shall have all the powers of and be subject to all the restrictions upon such officers. Any Vice President may sign (unless the Chairman of the Board, the President, an Executive Vice President or another Vice President shall have signed) certificates representing stock of the Corporation authorized for issuance by the Board of Directors or the Executive Committee.

   7. Treasurer. The Treasurer shall have the custody of all the funds and securities of the Corporation. Whenever required by the Board of Directors, he shall render an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall give bond for the faithful discharge of his duties if the Board of Directors so requires. He may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation authorized for issuance by the Board of Directors or the Executive Committee. He shall perform, in general, all duties incident to the office of a treasurer of a corporation and such other duties as are given to him by these By-Laws or as from time may be assigned to him by the Board of Directors, the Executive Committee, the Chairman of the Board or the President.

   8. Assistant Treasurers. The Board of Directors may, from time to time, designate and elect one or more Assistant Treasurers who shall have such powers


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

and perform such duties as may be assigned to them by the Board of Directors, the Executive Committee or the Treasurer. At the request or in the absence or disability of the Treasurer, the Assistant Treasurer (or, if there are two or more Assistant Treasurers, then the senior of the Assistant Treasurers present and able to act or such other Assistant Treasurer as may be designed by the Board of Directors) may perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

   9. Secretary. The Secretary shall attend to the giving and serving of all notices of the Corporation. He shall keep or cause to be kept a record of the proceedings of the meetings of the stockholders and of the Board of Directors in books kept for that purpose. He shall be the custodian of the seal of the Corporation, and cause such seal (or a facsimile thereof) to be affixed to all certificates representing the stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he may attest the same. He shall have charge of the records of the Corporation, including the stock books and such other books, reports, statements and other documents as the Board of Directors may direct to be kept or as are required by law to be kept, all of which shall at all reasonable times be open to inspection by any director. He shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall sign) certificates representing stock of the Corporation authorized for issuance by the Board of Directors or the Executive Committee. He shall perform all duties incident to the office of a secretary of a corporation and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

   10. Assistant Secretaries. The Board of Directors may, from time to time, designate and elect one or more Assistant Secretaries who shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the Secretary. At the request or in the absence of the Secretary, the Assistant Secretary (or, if there are two or more Assistant Secretaries, then the senior of the Assistant Secretaries present and able to act or such other Assistant Secretary as may be designated by the Board of Directors) may perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

   11. Delegation by Board of Directors. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors or (in the case of any Vice President, other than one designated as senior vice president, Assistant Vice President, Assistant Treasurer or Assistant Secretary), the Chairman of the Board or President may from time to time delegate the powers of such officer to any other officer or any director or any other person so selected.

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



                                   ARTICLE VI

                                  Capital Stock

 1. Certificates of Stock.

   (a) All classes or series of stock of the Corporation may be issued in uncertificated form. Notwithstanding the preceding sentence, every holder of stock in the Corporation shall be entitled, upon his request, to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President, an Executive Vice President or any Vice President and the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares owned by him in the Corporation. Any or all signatures on the certificate may be a facsimile.

   (b) Certificates representing shares of stock of the Corporation, if any, shall be in such form as shall be approved by the Board of Directors.

   (c) There shall be entered upon the stock books of the Corporation at the time of issuance of each share the number of the certificate issued, the name of the person owning the shares represented thereby, the number and class of such shares, and the date of issuance thereof. Every certificate exchanged or returned to the Corporation shall be marked "Cancelled", with the date of cancellation.

 2. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.


                                   ARTICLE VII

                                 Corporate Seal

         The Corporate Seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of incorporation and the words, "Corporate Seal" and "Delaware". The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same, and to attest the same.


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

                                  ARTICLE VIII

                          Indemnification and Insurance

   1. Indemnification. Each person who has been or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is serving or has served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and expenses (including attorneys' fees) incurred in connection therewith may be advanced by the Corporation, all to the full extent and in the manner permitted by Section 145 of the General Corporation Law of the State of Delaware (or any other similar provision or provisions of applicable law at the time in effect). Without in any way limiting the generality of the foregoing, expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in Section 145 of the Delaware General Corporation Law.

         The indemnification provided hereby shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

   2. Insurance. By action of the Board of Directors, notwithstanding any interest of the Directors in such action, the Corporation may purchase and maintain insurance, in such amounts as the Board may deem appropriate, on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnity him against such liability under applicable provisions of law.

                                   ARTICLE IX

                                   Amendments

         The By-Laws of the Corporation shall be subject to alteration, amendment or repeal, and new By-Laws not inconsistent with any provision of the Certificate of Incorporation or statute, may be made, either by the affirmative vote of the holders of a majority in interest of the stockholders of the Corporation present in person or by proxy at any annual or special meeting of the stockholders and entitled to vote thereat a quorum being present, provided that notice of such proposed action shall have been given in the call for the meeting, or by the affirmative vote of a majority of the whole Board, given at any regular or special meeting of the Board of Directors.


                                    ARTICLE X

               Business Combinations with Interested Stockholders

         The Corporation hereby elects not to be governed by Section 203 of the General Corporation Law relating to business combinations with interested stockholders and, accordingly, shall not be governed by such Section 203. As and to the extent required by Section 203 (b)(2) of the General Corporation Law, this Article X shall not be further amended by the Board of Directors.




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